UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2004

Graco Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-9249	41-0285640
(State or other jurisdiction of Incorporation)	(Commission File Number	(I.R.S. Employer Identification No.)

88-11th Avenue Northeast Minneapolis, Minnesota	55413
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (612) 623-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule-425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

As of December 31, 2004, Graco Inc. (“Graco”) entered into a credit agreement (the “Credit Agreement”) with Wachovia Bank, National Association (“Wachovia”). The Credit Agreement provides for a 364-day $50 million unsecured revolving credit facility with a $10 million sublimit for the issuance of standby letters of credit. The maturity date of the facility is December 30, 2005. Funds are available under the credit facility for general business purposes, including acquisition financing, and the refinancing of existing debt. As of December 31, 2004, there were no borrowings outstanding under the Credit Agreement. Advances under the Credit Agreement are available in US Dollars.

Graco is obligated to pay a facility fee at the facility fee rate on the committed amount, payable in arrears in consecutive monthly payments commencing on January 31, 2005 and continuing on the last day of each month thereafter. At Graco’s option, any advance under the Credit Agreement bears interest at a rate based on LIBOR or Wachovia’s prime rate. Accrued interest on each LIBOR-based rate advance is due at the sooner of the end of the applicable interest period or the maturity date. Accrued interest on prime rate-based advances is due at the end of each calendar month beginning January 31, 2005.

The Credit Agreement contains standard covenants regarding Graco Inc. and its subsidiaries, including financial covenants, such as the maintenance of minimum consolidated interest coverage and maximum leverage ratios and representations, including the absence of litigation against Graco or any subsidiary that could reasonably be expected to have a material adverse effect and employee benefit pension plans’ compliance with ERISA minimum funding standards. The Credit Agreement also contains customary events of default, including failure of payment and nonperformance of obligations, material inaccuracy of representations and warranties, cross defaults, bankruptcy and involuntary proceedings, and material business alteration.

In the Credit Agreement, Graco agrees to indemnify Wachovia against loss or expense due to Graco’s failure to make any payment when due and against any liabilities, losses, penalties or costs and expenses which may be incurred in connection with any claim or governmental proceeding arising out of the loan documents, the obligations or any use of the proceeds.

Wachovia has in the past performed and may in the future from time to time perform interest rate swaps, foreign exchange support and lending services for Graco Inc. and its subsidiaries, for which services they have in the past received and may in the future receive customary compensation and reimbursement of expenses.

Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRACO INC.
Date:	January 6, 2005	By:	\s\Robert M. Mattison
Robert M. Mattison
		Its:	Vice President, General Counsel and Secretary